ACCOUNTANT'S CONSENT

         We consent to the incorporation by reference in the Registration Statements on Form S-8, File Nos. 333-88125 and 333-12897, of our report dated February 16, 2001 contained in the 2000 Annual Report to Shareholders of Logansport Financial Corporation, which is incorporated by reference in this Form 10-K.

/s/GRANT THORNTON LLP

Cincinnati, Ohio
March 29, 2001